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Exhibit 10.26

Pledge Agreement	Date: May 19, 2001
SECURED PARTY:	PLEDGOR/DEBTOR:
EXCO Resources, Inc. c/o Chief Executive Officer 6500 Greenville, Suite 600 Dallas, Dallas County, Texas 75206	Richard E. Miller 4731 McKinney Ave., #1501 Dallas, Texas 75205

A.    Security Interest. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor/Debtor (hereinafter referred to as "Pledgor") pledges, assigns and grants to EXCO Resources, Inc., a Texas corporation ("EXCO"), a security interest and lien in the Collateral (hereinafter defined) to secure the payment and the performance of the Obligation (hereinafter defined).

B.    Collateral. The security interest is granted in the following collateral (the "Collateral"):

        1.    Specific Investment Property/Securities: 10,000 shares of common stock of EXCO, together with all investment property and/or securities hereafter delivered to and accepted by EXCO, in its sole discretion, in substitution therefor or in addition thereto.

        2.    All additions, substitutes and replacements for and proceeds of the above Collateral (including all income and benefits resulting from any of the above, such as dividends payable or distributable in cash, property or stock; interest, premium and principal payments; redemption proceeds and subscription rights; and shares or other proceeds of conversions or splits of any securities in the Collateral). Any investment property and/or securities received by Pledgor, which shall comprise such additions, substitutes and replacements for, or proceeds of, the Collateral, shall be held in trust for EXCO and shall be delivered immediately to EXCO. Any cash proceeds shall be held in trust for EXCO and upon request shall be delivered immediately to EXCO.

C.    Obligation. The following obligations ("Obligation") are secured by this Agreement: (a) All debt, obligations and liabilities of Pledgor to EXCO under that certain Promissory Note (herein so called) made by Pledgor to EXCO dated on even date herewith, now existing or hereafter arising; (b) All costs incurred by EXCO to obtain, preserve, perfect and enforce this agreement and maintain, preserve, collect and enforce the Collateral; (c) Interest on the amounts below determined in accordance with applicable agreements between EXCO and Pledgor; (d) All expenses of the EXCO, including fees and expenses of the EXCO's counsel, incident to the enforcement of payment of the Obligation by any action or participation in, or in connection with a case or proceeding under the Bankruptcy Code, or any successor statute thereto.

D.    Pledgor's Warranties. Pledgor hereby represents and warrants to EXCO as follows:

        1.    Financing Statements. Except as may be noted by schedule attached hereto and incorporated herein by reference, no financing statement covering the Collateral is or will be on file in any public office, except the financing statements relating to this security interest, and no security interest, other than the one herein created, has attached or been perfected in the Collateral or any part thereof.

        2.    Ownership. Pledgor owns the Collateral free from any setoff, claim, restriction, lien, security interest or encumbrance except liens for taxes not yet due and payable and the security interest hereunder.

        3.    Power and Authority. Pledgor has full power and authority to make this Agreement, and all necessary consents and approvals of any persons, entities, governmental or regulatory authorities and securities exchanges have been obtained to effectuate the validity of this Agreement.

E.    Pledgor's Covenants. Until full payment and performance of all of the Obligation, unless EXCO otherwise consents in writing:

        1.    Obligation and This Agreement. Pledgor shall perform all of its agreements herein.

        2.    Ownership of Collateral. Pledgor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to EXCO. Pledgor shall keep the Collateral free from all liens and security interests except those for taxes not yet due and payable and the security interest hereby created.

        3.    EXCO's Costs. Pledgor shall pay all costs necessary to obtain, preserve, perfect, defend and enforce the security interest created by this Agreement, collect the Obligation, and preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, reasonable attorney's fees, legal expenses and expenses of sales. Whether the Collateral is or is not in EXCO's possession, and without any obligation to do so and without waiving Pledgor's default for failure to make any such payment, EXCO at its option may pay any such costs and expenses and discharge encumbrances on the Collateral, and such payments shall be a part of the Obligation and bear interest at the rate set out in the Obligation. Pledgor agrees to reimburse EXCO on demand for any costs so incurred.

        4.    Information and Inspection. Pledgor shall (i) promptly furnish EXCO any information with respect to the Collateral requested by EXCO; (ii) allow EXCO or its representatives to inspect and copy, or furnish EXCO or its representatives with copies of, all records relating to the Collateral and the Obligation; and (iii) promptly furnish EXCO or its representatives with any other information EXCO may reasonably request regarding the Obligation.

        5.    Additional Documents. Pledgor shall sign and deliver any papers furnished by EXCO which are necessary or desirable in the judgment of EXCO to obtain, maintain and perfect the security interest hereunder and to enable EXCO to comply with any federal or state law in order to obtain or perfect EXCO's interest in the Collateral or to obtain proceeds of the Collateral.

        6.    Notice of Changes.     Pledgor shall notify EXCO immediately of (i) any material change in the Collateral, (ii) a change in Pledgor's residence or location, or (iii) a material change in any matter warranted or represented by Pledgor in this Agreement.

        7.    Possession of Collateral. Pledgor shall deliver all investment securities and other instruments and documents which are a part of the Collateral and in Pledgor's possession to EXCO immediately upon request, or if hereafter acquired, immediately following acquisition, in a form suitable for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures appropriately guaranteed in form and substance suitable to EXCO.

        8.    Change of Name/Status. Pledgor shall not change its name, change its corporate status, use any trade name or engage in any business not reasonably related to its business as presently conducted, except with prior written notice to the EXCO.

        9.    Power of Attorney. Pledgor appoints EXCO and any officer thereof as Pledgor's attorney-in-fact with full power in Pledgor's name and on Pledgor's behalf to do every act which Pledgor is obligated to do or may be required to do hereunder; however, nothing in this paragraph shall be construed to obligate EXCO to take any action hereunder nor shall EXCO be liable to Pledgor for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest and shall not be terminable as long as the Obligation is outstanding and shall not terminate on the disability or incompetence of Pledgor. Without limiting the generality of the foregoing, EXCO shall have the right and power to receive, indorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any dividend, interest payment or other distribution payable in respect of the Collateral or any part thereof.

        10.  Other Parties and Other Collateral. No renewal or extensions of or any other indulgence with respect to the Obligation or any part thereof, no modification of the document(s) evidencing the Obligation, no release of any security, no release of any person (including any maker, indorser, guarantor or surety) liable on the Obligation, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligation or any security therefor or guaranty thereof or under this Agreement shall in any manner impair or affect the rights of EXCO under any law, hereunder, or under any other agreement pertaining to the Collateral. EXCO need not file suit or assert a claim for any part of the Obligation before foreclosing or otherwise realizing upon the Collateral.

        11.  Waivers by Pledgor. Pledgor waives notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligation; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligation outstanding at any time, notice of any change in financial condition of any person liable for the Obligation or any part thereof, notice of any Event of Default, and all other notices respecting the Obligation; and agrees that maturity of the Obligation and any part thereof may be accelerated, extended or renewed one or more times by EXCO in its discretion, without notice to Pledgor. Pledgor further waives any right of subrogation or to enforce any right of action against any other pledgor until the Obligation is paid in full.

F.    Rights and Powers of EXCO.

        1.    General. EXCO, before or after default, without liability to Pledgor may: take control of proceeds, including stock received as dividends or by reason of stock splits; release the Collateral in its possession to any Pledgor, temporarily or otherwise; require additional Collateral from the Company; reject as unsatisfactory any property hereafter offered by Pledgor as Collateral; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds, and use same to reduce any part of the Obligation and exercise all other rights which an owner of such Collateral may exercise, except the right to vote or dispose of the Collateral before an Event of Default; and at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee. EXCO shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of EXCO, its officers, agents or employees, except for its or their own willful misconduct or gross negligence. The foregoing rights and powers of EXCO will be in addition to, and not a limitation upon, any rights and powers of EXCO given by law, elsewhere in this Agreement, or otherwise.

        2.    Convertible Collateral. EXCO may present for conversion any Collateral which is convertible into any other instrument or investment security or a combination thereof with cash, but EXCO shall not have any duty to present for conversion any Collateral unless it shall have received from Pledgor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

G.    Default.

        1.    Event of Default. An event of default ("Event of Default") under this Agreement shall occur if an event of default occurs under the Promissory Note (as it may be renewed, extended, amended, or restated).

        2.    Rights and Remedies. If any event of default shall occur, then, in each and every such case, EXCO may, without (a) presentment, demand, or protest, (b) notice of default, dishonor, demand, non-payment, or protest, (c) notice of intent to accelerate all or any part of the Obligation, (d) notice of acceleration of all or any part of the Obligation, or (e) notice of any other kind, all of which Pledgor hereby expressly waives (except for any notice required under this Agreement, any other loan document concerning the Obligation or which may not be waived under applicable law), at any time thereafter exercise and/or enforce any of the following rights and remedies, at EXCO's option:

                i.    Acceleration. The Obligation shall, at EXCO's option, become immediately due and payable, and the obligation, if any, of EXCO to permit further borrowings under the Obligation shall at EXCO's option immediately cease and terminate.

                ii.    Liquidation of Collateral. Upon 20 days written to notice to Pledgor (and if such event of default has not been cured), sell, or instruct any Agent or Broker to sell, all or any part of the Collateral in a public or private sale, direct any Agent or Broker to liquidate all or any part of the Collateral and deliver all proceeds thereof to EXCO, and apply all proceeds to the payment of any or all of the Obligation in such order and manner as EXCO shall, in its discretion, choose.

                iii.    Uniform Commercial Code. Upon 20 days written to notice to Pledgor (and if such Event of Default has not been cured), all of the rights, powers and remedies of a secured creditor under the Uniform Commercial Code ("UCC") as adopted in the jurisdiction to which EXCO is subject under this Agreement.

                iv.    Cancellation of Shares. EXCO may cancel the Collateral on its stock transfer books at a value equal to the closing price on the Nasdaq Stock Market or other securities market on which shares of EXCO's Common Stock is then traded on the date of cancellation.

Pledgor specifically understands and agrees that any sale by EXCO of all or part of the Collateral pursuant to the terms of this Agreement may be effected by EXCO at times and in manners which could result in the proceeds of such sale as being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Pledgor hereby releases EXCO and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale.

If, in the opinion of EXCO, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, EXCO may offer and sell such Collateral in a transaction exempt from registration under federal securities law, and any such sale made in good faith by EXCO shall be deemed "commercially reasonable."

H.    General.

        1.    Parties Bound. EXCO's rights hereunder shall inure to the benefit of its successors and assigns, and in the event of any assignment or transfer of any of the Obligation or the Collateral, EXCO thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but EXCO shall retain all rights and powers hereby given with respect to any of the Obligation or the Collateral not so assigned or transferred. All representations, warranties and agreements of Pledgor if more than one are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of Pledgor.

        2.    Waiver. No delay of EXCO in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by EXCO of any right hereunder or of any default by Pledgor shall be binding upon EXCO unless in writing, and no failure by EXCO to exercise any power or right hereunder or waiver of any default by Pledgor shall operate as a waiver of any other or further exercise of such right or power or of any further default. Each right, power and remedy of EXCO as provided for herein or in any of the loan documents related to the Obligation, or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by EXCO of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by EXCO of any or all other such rights, powers or remedies.

        3.    Agreement Continuing. This Agreement shall constitute a continuing agreement.

        4.    Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Agreement; if UCC definitions conflict, Article 8 and/or 9 definitions apply.

        5.    Notice. Notice shall be deemed reasonable if mailed postage prepaid at least 5 days before the related action (or if the UCC elsewhere specifies a longer period, such longer period) to the address of Pledgor given above. Each notice, request and demand shall be deemed given or made, if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, or if sent by any other means, upon delivery.

        6.    Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Pledgor and EXCO. The provisions of this Agreement shall not be modified or limited by course of conduct or usage of trade.

        7.    Partial Invalidity. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein, and the invalidity or unenforceability of any provision of any loan document related to the Obligation to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

        8.    Applicable Law and Venue. This Agreement has been delivered in the State of Texas and shall be construed in accordance with the laws of that State. It is performable by Pledgor in Dallas, Dallas County, Texas and Pledgor expressly waives any objection as to venue in any such location. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

        9.    Financing Statement. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

        10.  ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                i.    SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF DALLAS, TEXAS AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION;

FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                ii.    RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY EXCO OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF EXCO HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. EXCO MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

        11.  NOTICE OF FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

Secured Party:	Pledgor/Debtor:
EXCO RESOURCES, INC.
By: /s/ J. DOUGLAS RAMSEY	/s/ RICHARD E. MILLER Richard E. Miller

SCHEDULE 1

ELIGIBLE SECURITIES

10,000 shares of Common Stock, par value $.02 per share, issued by EXCO Resources, Inc. evidenced by stock certificate no. 10544.

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  Exhibit 10.26
SCHEDULE 1 ELIGIBLE SECURITIES